SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 20, 2010
LEAP WIRELESS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34865	33-0811062

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5887 Copley Drive
San Diego, CA 92111
(Address of Principal Executive Offices)

(858) 882-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.
     On December 20, 2010, Cricket Communications, Inc. (a wholly owned subsidiary of Leap Wireless International, Inc., “Cricket”) completed the redemption of all of its remaining 9.375% Senior Notes due 2014 (the “Notes”) that had not previously been repurchased and cancelled pursuant to Cricket’s previously announced cash tender offer and consent solicitation for the Notes. Cricket redeemed the Notes pursuant to their optional redemption provisions at a price of 104.688% of the principal amount of outstanding Notes, plus accrued and unpaid interest to, but not including, the redemption date. The total cash payment for the redemption was approximately $195 million.
     In connection with the completion of the redemption, the Indenture, dated as of October 23, 2006 by and among Cricket, the initial guarantors listed therein and Wells Fargo Bank, N.A., as trustee (“Wells Fargo”), governing the Notes has been satisfied and discharged in accordance with its terms, effective December 20, 2010. Wells Fargo also serves as trustee under the indentures governing Cricket’s 10.0% Senior Notes due 2015 and 7.75% Senior Notes due 2020, and provides banking and other financial services to Cricket and its affiliates.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.
Date: December 21, 2010	By:	/s/ Robert. J. Irving, Jr.
		Name:	Robert J. Irving, Jr.
		Title:	Senior Vice President & General Counsel